UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2004

Home Products International, Inc.

(Exact name of registrant as specified in its chapter)

Delaware	0-17237	36-4147027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4501 West 47th Street, Chicago, IL	60632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (773) 890-1010

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On June 2, 2004, Home Products International, Inc., a Delaware corporation (the “Company”), and JRT Acquisition, Inc., a Delaware corporation (“JRT Acquisition”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which JRT Acquisition, an entity formed by James R. Tennant, the Company’s Chairman and Chief Executive Officer, will merge with and into the Company (the “Merger”). A copy of the Merger Agreement is attached hereto as Exhibit 99.1. Pursuant to the Merger Agreement, each outstanding share of the Company’s common stock will be exchanged for the right to receive $1.50 in cash. The Merger is conditioned upon, among other things, approval by the Company’s stockholders at a special meeting called for that purpose and approval by holders of a majority of shares of the common stock present or represented by proxy at the meeting that are not held by JRT Acquisition, James R. Tennant, any other equityholder of JRT Acquisition, or any of their respective affiliates. Upon consummation of the Merger, the common stock of the Company will no longer be publicly traded. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1.

Mr. Tennant has also entered into a Voting Agreement with the Company, a copy of which is attached hereto as Exhibit 99.2, pursuant to which he has agreed to vote his shares of the Company’s common stock in favor of the Merger Agreement and the Merger.

On June 2, 2004, the Company issued a press release related to the Merger attached hereto as Exhibit 99.2. The information contained in the press release is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.	Exhibit
99.1	Agreement and Plan of Merger by and between Home Products International, Inc. and JRT Acquisition, Inc., dated as of June 2, 2004.
99.2	Voting Agreement by and between Home Products International, Inc. and James R. Tennant, dated as of June 2, 2004.

99.3	Press Release, dated June 2, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2004

HOME PRODUCTS INTERNATIONAL, INC.

By:	\S\ JAMES E. WINSLOW
James E. Winslow
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Agreement and Plan of Merger by and between Home Products International, Inc. and JRT Acquisition, Inc., dated as of June 2, 2004.

99.2	Voting Agreement, by and between Home Products International, Inc. and James R. Tennant, dated as of June 2, 2004.

99.3	Press Release, dated June 2, 2004.